EXHIBIT 10.9
                          GENERAL RELEASE OF ALL CLAIMS

           For and in the sole consideration of the sum of One Hundred Seventy-Five thousand (175,000) Regulation D Rule 504 Free-Trading Shares of the common stock of National Boston Medical, Inc. to be issued to Steve Chizzik, whose address is 954 Ridgewood Road, Milburn, NJ 07041, the receipt and sufficiency  of which  is  hereby  acknowledged,  the  Undersigned  (hereinafter referred to as "Releasors") on their behalf, hereby release and forever discharge National Boston Medical, Inc. (hereinafter referred to as "Releasee"), its or their heirs, executors, administrators, subsidiaries, parent companies, agents and assigns, from any debt or other liability arising out of or from that certain Agreement between Release and Ira Weingarten d.b.a. Equity Communications dated on or about February 27, 1998.

           The Release hereby declare that the terms of this General Release have been completely read and are fully understood and voluntarily accepted for the purposes of making a full and final compromise, adjustment and settlement of any and all claims, disputed or otherwise, on account of the Agreement above-mentioned, and for the express purpose of precluding forever any further or additional claims arising out of the aforesaid.

           This General Release is freely and voluntarily executed by the Releasors after being apprised of all relevant information and data by their consultants and/or attorneys. The Releasors in executing this General Release do not rely on any inducements, promises, or representations made by the Release or any of the Releasee's representatives. Furthermore, no promise, inducement, or agreement not herein set forth, has been made to the Releasors and this General Release contains the entire agreement between the parties hereto, and the terms of this General Release are contractual and not merely a recital.

           Further, the Releasors have or will discharge or indemnify, defend and save harmless the Release from any and every claim, right, action, demand, and lien, known or unknown, to either party hereto of every kind or character which may ever be asserted by reason of or in relation to said Agreement.

           The Releasors represent and warrant that no other person or entity has or has had any interest in the Agreement referred to in this General Release and that they have the sole right and exclusive authority to execute this General Release and receive the sum specified in it and that they have not sold, assigned, transferred, conveyed, or otherwise disposed of any of the claims, referred to in the Agreement or in this General Release.

           This General Release shall be construed and interpreted in accordance with the laws of the State of Florida.

           The Releasors hereby accept the sum set out above as final payment of the consideration set forth above, and executed this General Release on the 23rd Day of November, 1998.

BY:        /s/Ira Weingarten
           ----------------------------
           Ira Weingarten, Individually

BY:        /s/ Ira Weingarten
            ----------------------
           Ira Weingarten d.b.a Equity Communications


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BY:        /s/ Steve Chizzik
           -------------------------
           Steve Chizzik

STATE OF CALIFORNIA
COUNTY OF SANTA BARBARA

           BEFORE ME, personally appeared Ira Weingraten, to me known to be the person described in and who executed the foregoing General Release of All Claims and acknowledged to and before me that he/she executed the said instrument for the purposes therein expressed.

           WITNESS my hand and official seal this 23 day of November, 1998.


                                /s/Denise Hemo
                                ---------------------------
           [seal]               Notary Public
                                My Commission Expires: 4/7/2000
                                (Notarial Seal)